UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 15, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Notes Offering

On August 15, 2016, Boise Cascade Company (the “Company”) issued a press release made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it intends to offer, subject to market and other conditions, $300,000,000 in aggregate principal amount of senior notes (the “Notes”).

The Notes and related guarantees will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Tender Offer

On August 15, 2016, the Company commenced a cash tender offer for any and all of the Company’s outstanding 6 3⁄8% senior notes due 2020, subject to certain conditions, including the issuance and sale of the Notes. A copy of the press release announcing the tender offer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release, dated August 15, 2016, issued by the Company

Exhibit 99.2	Press Release, dated August 15, 2016, issued by the Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Wayne Rancourt
Wayne Rancourt Executive Vice President, Chief Financial Officer, and Treasurer
Date: August 15, 2016